SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 1, 2026

BALLSTON SPA BANCORP, INC.
(Exact name of registrant as specified in its charter)

New York	333-291808	74-2245601
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

990 State Route 67, Ballston Spa, New York	12020
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (518) 363-8199

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $12.50 per share	BSPA	OTCQX

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

Effective on April 1, 2026, 12:01 a.m., Ballston Spa Bancorp, Inc., a New York corporation (the “Company”), completed its previously announced combination with NBC Bancorp, Inc., a New York corporation (“NBC”), pursuant to the Agreement and Plan of Merger, dated as of September 23, 2025 (the “Merger Agreement”), by and between the Company and NBC, pursuant to which NBC merged with and into the Company, with the Company as the surviving entity (the “Merger”). In addition, The National Bank of Coxsackie, a national bank and a wholly owned subsidiary of NBC, merged with and into Ballston Spa National Bank, a national bank and a wholly owned subsidiary of the Company, with Ballston Spa National Bank as the surviving bank (the “Bank Merger” and, together with the Merger, the “Transaction”).

Merger Consideration

Upon the terms and subject to the conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of common stock, $5.00 par value, of NBC (“NBC Common Stock”) outstanding immediately prior to the Effective Time, other than certain shares held by NBC or the Company, was converted into the right to receive 0.8065 of a share (the “Exchange Ratio”) of common stock, par value $12.50 per share, of the Company (“Company Common Stock” and such consideration, the “Merger Consideration”). Holders of NBC Common Stock will receive cash in lieu of fractional shares of Company Common Stock.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

In connection with the Transaction, at the Effective Time, the Company assumed NBC’s obligations as required by the indentures and certain related agreements with respect to NBC’s subordinated securities, consisting of (i) $5.0 million of its fixed-to-floating rate junior subordinated debt securities due June 30, 2030, and (ii) $4.55 million of its floating rate junior subordinated debt securities due September 1, 2033 (collectively, the “Notes”).

The indentures and agreements pursuant to which the Notes were issued or assumed have not been filed herewith pursuant to Item 601(b)(4)(v) of Regulation S-K under the Securities Act of 1933, as amended. The Company agrees to furnish a copy of such indentures and agreements to the Securities and Exchange Commission (the “Commission”) upon request.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the terms of the Merger Agreement, as of the Effective Time, the number of directors that comprise the full board of directors of the Company (the “Board”) was increased to thirteen (13), of which (i) nine (9) were directors of the Company immediately prior to the Effective Time and (ii) four (4) were directors of NBC immediately prior to the Effective Time (the “NBC Designated Directors”), specifically Aaron P. Flach, Carl A. Florio, Donald G. Persico and Joseph H. Warren. The NBC Designated Directors have not been assigned to any Board Committees as of the Effective Time.

Biographical information related to the NBC Designated Directors can be found under “Information About NBC and NBC Bank-Directors and Named Executive Officers” in the joint proxy statement/prospectus which was filed by the Company with the SEC and is incorporated herein by reference.

Director Compensation

Each NBC Designated Director will be compensated for such service in accordance with the Company’s non-employee director compensation program on the same basis as other non-employee directors.

Additional Executive Appointments

As previously disclosed, as of the Effective Time and pursuant to the Merger Agreement, (i) John Balli, currently President and Chief Executive Officer of NBC and NBC Bank, will become President of the Company and Senior Executive Leader of Ballston Spa National Bank, and (ii) Caitlin McCrea, currently Senior Vice President and Chief Financial Officer of NBC and NBC Bank, will become Senior Vice President of Finance and Treasurer of the Company and Ballston Spa National Bank.

As previously disclosed, in connection with the Merger, Mr. Balli entered into an employment agreement with the Company which became effective at the Effective Time. The material terms of the employment agreement with John Balli are substantially identical to the employment agreement with Christopher R. Dowd, which is set forth under “Information About Ballston Spa and Ballston Spa National Bank-Executive Compensation” in the joint proxy statement/prospectus regarding the Merger that was filed by the Company with the SEC and is incorporated herein by reference, except the agreement: (i) reflects Mr. Balli’s title as President of the Company and Senior Executive Leader of Ballston Spa National Bank, (ii) provides an initial annual base salary of $350,000, and (iii) provides a 280G net-best benefit.

In addition, and as previously disclosed, in connection with the Merger, Ms. McCrea entered into a change in control agreement with the Company which became effective at the Effective Time. The material terms of the change in control agreement with Caitlin McCrea are substantially identical to the change in control agreement with James F. Dodd, which is set forth under “Information About Ballston Spa and Ballston Spa National Bank-Executive Compensation” in the joint proxy statement/prospectus regarding the Merger that was filed by the Company with the SEC and is incorporated herein by reference, except the agreement provides a potential lump sum cash severance benefit in an amount equal to two times compensation (as defined in the agreement).

On April 1, 2026, in connection with the Merger, Christopher Dowd entered into an amended and restated employment agreement and James Dodd and James Conroy entered into an amendment to their change in control agreements with the Company.  Mr. Dowd’s amended and restated employment agreement and the amendments to Messrs. Conroy and Dodd’s change in control agreements provide that the Merger will not constitute a change in control under the agreements.

The foregoing description of Mr. Dowd’s amended and restated employment agreement, Mr. Balli’s employment agreement, Ms. McCrea’s change in control agreement, and the amendments to the change in control agreements between the Company and each of James Dodd and James Conroy does not purport to be complete and is qualified in its entirety by reference to the full text of each agreement, which are filed as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5 to this Current Report on Form 8-K and incorporated by reference into this Item 5.02.

Item 7.01	Regulation FD Disclosure.

On April 1, 2026, the Company issued a press release announcing the completion of the offering of the Merger, a copy of which is furnished herewith as Exhibit 99.1.

The information contained in this Item 7.01 and Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor will such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits
Exhibit Description
2.1
Agreement and Plan of Merger, dated September 23, 2025, by and between Ballston Spa Bancorp, Inc. and NBC Bancorp, Inc. (Filed as an Exhibit to Ballston Spa Bancorp, Inc.’s Form S-4 Registration Statement, as amended, filed with the Securities and Exchange Commission on November 26, 2025 (File No. 333-291808))

10.1	Employment Agreement, dated as of April 1, 2026, by and among Ballston Spa Bancorp, Inc., Ballston Spa National Bank and Christopher R. Dowd
10.2	Employment Agreement, dated as of April 1, 2026, by and among Ballston Spa Bancorp, Inc., Ballston Spa National Bank and John Balli
10.3	Change in Control Agreement, dated as of April 1, 2026, by and between Ballston Spa Bancorp, Inc. and Caitlin McCrea
10.4	Amendment to the Change in Control Agreement, dated April 1, 2026, by and between Ballston Spa Bancorp, Inc. and James Dodd
10.5	Amendment to the Change in Control Agreement, dated April 1, 2026, by and between Ballston Spa Bancorp, Inc. and James Conroy
99.1	Press Release, dated April 1, 2026
104	Cover page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BALLSTON SPA BANCORP, INC.

DATE: April 1, 2026	By:	/s/ Christopher Dowd
Christopher Dowd
President and Chief Executive Officer